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                                                                      EXHIBIT 21

                          WESTERN DIGITAL CORPORATION

                          SUBSIDIARIES OF THE COMPANY

                    NAME                                        JURISDICTION
---------------------------------------------   ---------------------------------------------
Western Digital Ireland, Ltd.                   Cayman Islands
Western Digital (Malaysia) SDN BHD              Malaysia
Western Digital (Deutschland) GmbH              Federal Republic of Germany
Western Digital (France) S.a.r.1.               France
Western Digital Japan Ltd.                      Japan
Western Digital (U.K.) Limited                  United Kingdom
Western Digital Canada Corporation              Canada
Western Digital (Singapore) Pte Ltd             Singapore
Western Digital Taiwan Co., Ltd.                Taiwan, Republic of China
Western Digital Hong Kong Limited               Hong Kong
Western Digital Netherlands B.V.                The Netherlands
Western Digital (S.E. Asia) Pte Ltd             Singapore
Western Digital (I.S.) Limited                  Ireland
Western Digital (Tuas-Singapore) Pte Ltd        Singapore
Pacifica Insurance Corporation                  Hawaii